Exhibit 9

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the:

Oldcastle Precast, Inc. Profit Sharing Retirement Plan (No. 333-6040)

CRH plc Share Option Scheme (No. 333-8720)

Allied Building Products Corp. Savings and Investment Plan (No. 333-10430)

Betco Block & Products, Inc. Profit Sharing Plan and Trust (No. 333-13308)

Oldcastle Glass, Inc. Qualified 401(k) Plan (No. 333-13308)

Oldcastle Architectural Products Group 401(k) and Profit Sharing Plan (No. 333-13308)

Oldcastle Architectural, Inc. Union Employees 401(k) Plan, Pike Industries, Inc.

Profit Sharing and Deferred Income Plan, Oldcastle Southwest 401(k) Retirement Plan, Hallett

Construction Company 401(k) Retirement Plan, Pennsy Supply, Inc. 401(k) and Profit Sharing Plan,

CPM Development Corporation Profit Sharing Retirement Plan (No. 333-103656); and

CRH plc Share Option Scheme (No. 333-90808),

of our report, dated February 28, 2005, with respect to the consolidated financial statements and schedule of CRH plc included in the Annual Report (Form 20-F) for the year ended December 31, 2004.

Ernst & Young

Dublin, Ireland

June 24, 2005